Lee Enterprises reports third quarter Adjusted EBITDA growth

Adjusted EBITDA(1) growth of 92% over Q2
Total Digital Revenue(2) of $78M represented 55% of total revenue
Digital-Only subscription revenue increased 16% YOY(3)
Amplified Digital® Agency revenue totaled $29M, or up 10% YOY(3)

DAVENPORT, Iowa (August 7, 2025) — Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 72 markets, today reported preliminary third quarter fiscal 2025 financial results(4) for the period ended June 29, 2025.

“Our third quarter results mark significant progress in our transformation strategy," said Kevin Mowbray, Lee's President and Chief Executive Officer. "By rigorously managing our operating expenses and continuing to grow our digital business, we are driving sustainable improvements in profitability. The increase in Adjusted EBITDA demonstrates the strength of our underlying business and our commitment to disciplined execution. Adjusted EBITDA improvement drove organic free cash flow growth. This improvement was a major milestone in our cyber recovery, as since May 2025, all mandatory principal and interest payments were funded through cash from operations."

"During the quarter, Lee achieved meaningful reductions in print-related expenses and corporate overhead, while reinvesting in high-growth digital areas. These efforts enabled Adjusted EBITDA expansion and continued progress toward the Company's long-term digital goals."

"We are pleased with our industry-leading digital subscription and digital agency revenue growth. Digital subscription revenue continues to grow rapidly, up 16% on a same-store basis(3) in the quarter, as we yield higher average digital subscription rates for our 670,000 digital only subscribers. Amplified Digital® Agency, our full-service digital marketing agency, continues to have strong revenue growth, up an industry-leading 10% on a same-store basis(3) over the prior year," added Mowbray.

"The quarter's strong results put us on pace to achieve our second half's guidance of year-over-year growth in Total Digital Revenue and Adjusted EBITDA," said Mowbray.

Key Third Quarter Highlights:
•Total operating revenue was $141 million.
•Total Digital Revenue was $78 million, a 3% increase over the prior year, or 4% on a same-store basis(3), and represented 55% of our total operating revenue.
•Revenue from digital-only subscribers totaled $23 million, up 13% over the prior year, or up 16% on a same-store basis(3). Digital-only subscribers totaled 670,000 at the end of the quarter.
•Digital advertising and marketing services revenue represented 74% of our total advertising revenue and totaled $49 million.
•Digital services revenue, which is predominantly from BLOX Digital, totaled $5 million in the quarter.
•Operating expenses totaled $137 million and Cash Costs(4) totaled $128 million, a 6% and 7% decrease compared to the prior year, respectively. Operating expenses in the quarter included $1 million of cyber restoration expenses, which are included in the line Restructuring costs and other.
•Net loss totaled $2 million and Adjusted EBITDA totaled $15 million, a 1% increase over the prior year.

Debt and Free Cash Flow:
The Company has $455 million of debt outstanding under our Credit Agreement(5) with BH Finance. The financing has favorable terms including a 25-year maturity, a fixed annual interest rate of 9.0%, no fixed principal payments, and no financial performance covenants.
As of and for the period ended June 29, 2025:
•The principal amount of debt totaled $455 million.
•As a result of the cyber event and in an effort to provide short-term liquidity, the Company's sole lender, BH Finance, waived payment of the Company's March 2025, April 2025 and May 2025 interest and basic rent payments. Waived interest and basic rent payments were added to the principal amount due under the Credit Agreement.
•Since May 2025, the Company has satisfied all principal and interest payments through organic free cash flow generation.
•Cash on the balance sheet totaled $14 million. Debt, net of cash on the balance sheet, totaled $441 million.
•Capital expenditures totaled $1 million for the quarter and $3 million in the first nine months. We expect up to $5 million of capital expenditures in FY25.
•We expect cash paid for income taxes to total between $3 million and $9 million in FY25.
•We do not expect any material pension contributions in the fiscal year as our plans are fully funded in the aggregate.
Conference Call Information:
As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay 24 hours later. Analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.

About Lee:
Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and nearly 350 weekly and specialty publications serving 72 markets in 25 states. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.
FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•We may be required to indemnify the previous owners of BH Media or The Buffalo News for unknown legal and other matters that may arise;
•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on NASDAQ;
•Competition; and
•Other risks detailed from time to time in our publicly filed documents.
Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.
Contact:
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
(Thousands of Dollars, Except Per Common Share Data)	June 29, 2025	June 23, 2024	June 29, 2025	June 23, 2024

Operating revenue:
Print advertising revenue	17,474	18,941	53,867	62,118
Digital advertising revenue	49,097	49,903	139,766	141,747
Advertising and marketing services revenue	66,571	68,844	193,633	203,865
Print subscription revenue	38,076	47,605	122,587	148,443
Digital subscription revenue	23,482	20,701	68,836	60,429
Subscription revenue	61,558	68,306	191,423	208,872
Print other revenue	7,837	8,278	22,938	24,839
Digital other revenue	5,328	5,150	15,241	15,230
Other revenue	13,165	13,428	38,179	40,069
Total operating revenue	141,294	150,578	423,235	452,806
Operating expenses:
Compensation	47,436	59,278	164,349	175,757
Newsprint and ink	3,268	4,096	9,996	13,101
Other operating expenses	77,252	74,177	223,387	221,247
Depreciation and amortization	3,783	6,850	15,218	21,438
Assets loss (gain) on sales, impairments and other, net	(1,562)	(1,421)	(2,365)	4,727
Restructuring costs and other	7,141	3,795	18,806	12,199
Total operating expenses	137,318	146,775	429,391	448,469
Equity in earnings of associated companies	686	1,122	2,963	3,869
Operating (loss) income	4,662	4,925	(3,193)	8,206
Non-operating (expense) income:
Interest expense	(10,132)	(10,082)	(30,365)	(30,427)
Pension and OPEB related benefit and other, net	1,050	617	2,362	1,096
Curtailment/Settlement gains	—	—	—	3,593
Total non-operating expense, net	(9,082)	(9,465)	(28,003)	(25,738)
Loss before income taxes	(4,420)	(4,540)	(31,196)	(17,532)
Income tax benefit	(2,744)	(849)	(1,281)	(3,438)
Net loss	(1,676)	(3,691)	(29,915)	(14,094)
Net income attributable to non-controlling interests	(244)	(575)	(1,264)	(1,663)
Loss attributable to Lee Enterprises, Incorporated	(1,920)	(4,266)	(31,179)	(15,757)
Other comprehensive loss, net of income taxes	(115)	(147)	(230)	(2,609)
Comprehensive loss attributable to Lee Enterprises, Incorporated	(2,035)	(4,413)	(31,409)	(18,366)
Loss per common share:
Basic:	(0.31)	(0.73)	(5.16)	(2.68)
Diluted:	(0.31)	(0.73)	(5.16)	(2.68)

DIGITAL / PRINT REVENUE COMPOSITION
(UNAUDITED)

	Three months Ended		Nine months ended
(Thousands of Dollars)	June 29, 2025	June 23, 2024	June 29, 2025	June 23, 2024

Digital Advertising and Marketing Services Revenue	49,097	49,903	139,766	141,747
Digital Only Subscription Revenue	23,482	20,701	68,836	60,429
Digital Services Revenue	5,328	5,150	15,241	15,230
Total Digital Revenue	77,907	75,754	223,843	217,406
Print Advertising Revenue	17,474	18,941	53,867	62,118
Print Subscription Revenue	38,076	47,605	122,587	148,443
Other Print Revenue	7,837	8,278	22,938	24,839
Total Print Revenue	63,387	74,824	199,392	235,400
Total Operating Revenue	141,294	150,578	423,235	452,806
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The tables below reconcile the non-GAAP financial performance measure of Adjusted EBITDA to Net loss, its most directly comparable U.S. GAAP measure:

	Three months ended		Nine months ended
(Thousands of Dollars)	June 29, 2025	June 23, 2024	June 29, 2025	June 23, 2024

Net loss	(1,676)	(3,691)	(29,915)	(14,094)
Adjusted to exclude
Income tax benefit	(2,744)	(849)	(1,281)	(3,438)
Non-operating expenses, net	9,082	9,465	28,003	25,738
Equity in earnings of TNI and MNI	(686)	(1,122)	(2,963)	(3,869)
Depreciation and amortization	3,783	6,850	15,218	21,438
Restructuring costs and other	7,141	3,795	18,806	12,199
Assets (gain) loss on sales, impairments and other, net	(1,562)	(1,421)	(2,365)	4,727
Stock compensation	540	474	1,328	1,189
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,066	1,323	3,488	4,644
Adjusted EBITDA	14,944	14,824	30,319	48,534

	Three months ended		Six months ended
(Thousands of Dollars)	March 30, 2025	March 24, 2024	March 30, 2025	March 24, 2024

Net loss	(12,015)	(11,636)	(28,239)	(10,403)
Adjusted to exclude
Income tax (benefit) expense	(1,780)	(2,837)	1,463	(2,589)
Non-operating expenses, net	9,292	9,921	18,921	16,273
Equity in earnings of TNI and MNI	(1,155)	(1,206)	(2,277)	(2,747)
Depreciation and amortization	5,171	7,293	11,436	14,588
Restructuring costs and other	6,516	4,139	11,666	8,404
Assets loss (gain) on sales, impairments and other, net	126	7,617	(803)	6,148
Stock compensation	358	501	788	715
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,255	1,269	2,422	3,321
Adjusted EBITDA	7,768	15,061	15,377	33,710
The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable U.S. GAAP measure:

	Three months ended		Nine months ended
(Thousands of Dollars)	June 29, 2025	June 23, 2024	June 29, 2025	June 23, 2024

Operating expenses	137,318	146,775	429,391	448,469
Adjustments
Depreciation and amortization	3,783	6,850	15,218	21,438
Assets (gain) loss on sales, impairments and other, net	(1,562)	(1,421)	(2,365)	4,727
Restructuring costs and other	7,141	3,795	18,806	12,199
Cash Costs	127,956	137,551	397,732	410,105

The table below reconciles the non-GAAP financial performance measure of Same-store Revenues to Operating Revenues, its most directly comparable U.S. GAAP measure:

	Three months ended		Nine months ended
(Thousands of Dollars)	June 29, 2025	June 23, 2024	June 29, 2025	June 23, 2024

Print Advertising Revenue	17,474	18,941	53,867	62,118
Exited operations	—	(387)	(98)	(1,924)
Same-store, Print Advertising Revenue	17,474	18,554	53,769	60,194
Digital Advertising Revenue	49,097	49,903	139,766	141,747
Exited operations	—	(306)	(7)	(1,137)
Same-store, Digital Advertising Revenue	49,097	49,597	139,759	140,610
Total Advertising Revenue	66,571	68,844	193,633	203,865
Exited operations	—	(693)	(105)	(3,061)
Same-store, Total Advertising Revenue	66,571	68,151	193,528	200,804
Print Subscription Revenue	38,076	47,605	122,587	148,443
Exited operations	3	(271)	(29)	(1,024)
Same-store, Print Subscription Revenue	38,079	47,334	122,558	147,419
Digital Subscription Revenue	23,482	20,701	68,836	60,429
Exited operations	—	(379)	(2)	(1,233)
Same-store, Digital Subscription Revenue	23,482	20,322	68,834	59,196
Total Subscription Revenue	61,558	68,306	191,423	208,872
Exited operations	3	(650)	(31)	(2,257)
Same-store, Total Subscription Revenue	61,561	67,656	191,392	206,615
Print Other Revenue	7,837	8,278	22,938	24,839
Exited operations	—	—	—	(35)
Same-store, Print Other Revenue	7,837	8,278	22,938	24,804
Digital Other Revenue	5,328	5,150	15,241	15,230
Exited operations	—	—	—	—
Same-store, Digital Other Revenue	5,328	5,150	15,241	15,230
Total Other Revenue	13,165	13,428	38,179	40,069
Exited operations	—	—	—	(35)
Same-store, Total Other Revenue	13,165	13,428	38,179	40,034
Total Operating Revenue	141,294	150,578	423,235	452,806
Exited operations	3	(1,343)	(136)	(5,353)
Same-store, Total Operating Revenue	141,297	149,235	423,099	447,453

NOTES
(1)The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant U.S GAAP measures are included in tables accompanying this release:
•Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one-time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.
•Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.
(2)Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified Digital®), digital-only subscription revenue and digital services revenue.
(3)Same-store revenues is a non-GAAP performance measure based on U.S. GAAP revenues for Lee for the current period, excluding exited operations. Exited operations include (1) business divestitures and (2) the elimination of stand-alone print products discontinued within our markets.
(4)This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.
(5)The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with U.S. GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.
(6)TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.